FORM OF
TRANSFER AND ASSUMPTION OF
INVESTMENT MANAGEMENT AGREEMENT

for

TRAVELERS SERIES FUND INC.
ON BEHALF OF THE GT GLOBAL STRATEGIC INCOME PORTFOLIO


	TRANSFER AND ASSUMPTION OF MANAGEMENT AGREEMENT, made as of the 3rd day of September, 1996, by and among Travelers Series Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of the GT Global Strategic Income Portfolio (the "Portfolio"), Smith Barney Mutual Funds Management Inc., a Delaware corporation ("SBMFM") and Travelers Investment Adviser, Inc. ("TIA"), a Delaware corporation.

	WHEREAS, the Company is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Act");
and

	WHEREAS, the Company consists of several distinct investment portfolios or series; and

	WHEREAS, the Company and Mutual Management Corp. ("MMC") entered into an Investment Management Agreement on June 2, 1994,
("Management Agreement") under which MMC served as the investment manager for the Portfolio; and

	WHEREAS, the Company consented to the assignment of MMC's interest, rights, responsibilities and obligations in and under the Management Agreement to SBMFM pursuant to a Transfer and Assumption of Investment Management Agreement dated as of December 31, 1994, and SBMFM currently serves as the investment manager (the "Investment Manager") for the Portfolio; and

	WHEREAS, SBMFM desires that its interest, rights, responsibilities and obligations in and under the Management
Agreement be transferred to TIA and TIA desires to assume SBMFM's interest, rights, responsibilities and obligations in and under the Management Agreement; and

	WHEREAS, this Agreement does not result in a change of actual control or management of the Investment Manager to the Company and, therefore, is not an "assignment" as defined in Section 2(a)(4) of the Act nor an "assignment" for the purposes of Section 15(a)(4) of the Act.

	NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

	1.	Assignment.  Effective as of September 3, 1996 (the
"Effective Date"), SBMFM hereby transfers to TIA all of SBMFM's interest, rights, responsibilities and obligations in and under the Management Agreement dated June 2, 1994, to which SBMFM is a party with the Company.

	2.	Assumption and Performance of Duties.  As of the
Effective Date, TIA hereby accepts all of SBMFM's interest and rights, and assumes and agrees to perform all of SBMFM's responsibilities and obligations in and under the Management Agreement; TIA agrees to be subject to all of the terms and conditions of said Agreement; and TIA shall indemnify and hold harmless SBMFM from any claim or demand made thereunder arising or incurred after the Effective Date.

	3.	Representation of TIA.  TIA represents and warrants
that : (1) it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and (2) is a indirect wholly owned subsidiary of the Travelers Insurance Company.

	4.	Consent.  The Company hereby consents to this transfer
by SBMFM to TIA of SBMFM's interest, rights, responsibilities and obligations in and under the Management Agreement and to the acceptance and assumption by TIA of the same. The Company agrees, subject to the terms and conditions of said Agreement, to look solely to TIA for the performance of the Investment Manager's responsibilities and obligations under said Agreement from and after the Effective Date, and to recognize as inuring solely to TIA the interest and rights heretofore held by SBMFM thereunder.

	5.	Counterparts.  This Agreement may be signed in any
number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers hereunto duly attested.

Attest:



                                   		   		By:

Secretary						Travelers Series Fund,
Inc.
							on behalf of the GT
Global Strategic 								Income
Portfolio

							Date: September 3, 1996


Attest:



                                     		 		By:

Secretary						Travelers Investment Adviser, Inc.

							Date: September 3, 1996


Attest:



Secretary					By:

							Smith Barney Mutual Funds
Management Inc.

							Date: September 3, 1996




u:\legal\funds\$sts\agreemts\invman.gtg